Exhibit 99.1 PRESS RELEASE

Mojo Games Inc., a division of Sterling Group Venture, Launches Mercury Gaming Solutions and its India Poker Network

VANCOUVER, BRITISH COLUMBIA, February 15, 2017

Sterling Group Ventures, Inc. (OTCQB: SGGV) is pleased to announce that Mojo Games Inc., its subsidiary, has launched Mercury Gaming Solutions (www.mercurypoker.com) as the first network partner in the new India Poker Network.

The Joint Venture Partnership between Mercury Gaming Solutions, a subsidiary of The Essel Group, and Mojo Games was formed as part of an online strategy to build a nationwide poker network in India. The Joint Venture is a 50/50 split in ownership and profits for the network where Mojo Games supplies iGaming technology, ecommerce, back office and marketing support. The Essel Group is a well-known Indian Conglomerate having a diverse business presence across many industries.

As the first network partner, Mercury Gaming Solutions will be a direct-to-consumer site and the Joint Venture expects to launch Baadshah Gaming,(www.baadshahgaming.com), a subsidiary of Casino Pride, imminently. The JV has a dynamic plan to build a nationwide network of poker players by launching new B2B partners all sharing in the India network's pool of players. Concurrently, Mojo Games plans to roll out its own direct to consumer site to join the India network. In addition, Mojo Games is on target with its plan to launch its iGaming solution for VLeague and Alisports, a division of Alibaba in mid-March 2017 to help market Alisports' first IPT land based poker tournament event to be held in late April 2017. The Company is now working on plans to launch Mahjong and other games for Alisports through its partnership with VLeague.

About Mojo Games, a division of Sterling Group Ventures

Mojo Games provides a B2B multi-gaming platform with a full suite of social play money gaming products, including online poker. Mojo offers B2B partners both API integrated and turnkey white label licensing options with advanced and customizable iGaming back-office features, player rewards and marketing, affiliate, and e-commerce solutions.

ON BEHALF of the BOARD

/s/Nicolaos Mellios
Chairman & CEO

For further information, please contact:
Chris MacPherson, Director or Christopher Tsakok, MBA, CFA, Director
Phone: (604) 564-0765
Email: info@mojo.game      www.mojo.game

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This press release does not constitute any investment advice or any solicitation or offer to buy or sell any securities. No representation is made on the accuracy or completeness of the information contained in this press release, and the Company does not accept liability for any errors or omissions in the contents of this press release that arise as a result of transmission. The Company may not update the information in this press release. The Company does not waive any rights, privileges or other protections that the Company may have with respect to the information in this press release.